Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to Akerna Corp.’s 2019 Long Term Incentive Plan of our report dated June 11, 2020, relating to the consolidated financial statements of Ample Organics Inc. as of and for the years ended December 31, 2019 and 2018, included in its Form S-1 dated July 9, 2020.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

August 7, 2020